EXHIBIT 32.1/32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Scores Holding Company, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis Smith, Acting Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Curtis Smith
Name:	Curtis Smith
Title:	Acting Chief Executive Officer and Chief Financial Officer
Date:	May 14, 2009

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Scores Holding Company, Inc., and will be retained by Scores Holding Company, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.